EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2020 Results

Margin Expansion Realized Across All Segments in 4Q20
Balance Sheet & Liquidity Continue to Improve and Remain Strong
~5% Increase in Cash Provided by Operating Activities in FY20
Repaid $35 Million of Bank Debt in 4Q20

HOUSTON, Dec. 10, 2020 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2020.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
Net Sales	$255.4	$240.4	$851.6	$893.8
Gross Margin	$66.2	$57.2	$192.8	$199.4
Gross Margin %	25.9%	23.8%	22.6%	22.3%
Net Income (Loss)	$22.2	($30.9)	$38.5	($46.7)
Diluted EPS	$0.68	($0.94)	$1.17	($1.42)

Adjusted Net Income	$22.0	$14.0	$40.7	$31.4
Adjusted Diluted EPS	$0.67	$0.42	$1.24	$0.95
Adjusted EBITDA	$39.4	$34.4	$104.5	$102.7
Adjusted EBITDA Margin %	15.4%	14.3%	12.3%	11.5%

Cash Provided by Operating Activities	$53.2	$66.3	$100.8	$96.4
Free Cash Flow	$48.2	$58.4	$75.1	$71.5
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “Our business performed extremely well in the fourth quarter as we continued to effectively navigate the complications and uncertainty of a COVID-19 world. Demand for our products remained strong throughout the quarter, with consolidated net sales increasing 6.3% year-over-year as compared to the fourth quarter of 2019. Volumes during the quarter were especially strong in Europe, and we remain optimistic on the global economic outlook despite the recent worldwide surge in COVID-19 cases.

“In addition to the lift provided by strong demand during the fourth quarter, our relentless focus on managing working capital and generating cash continued to bear fruit throughout the fiscal year. As a result, we achieved $100.8 million in cash provided by operating activities in 2020, representing an increase of 4.6% as compared to 2019. We generated Free Cash Flow of $75.1 million in 2020, representing a year-over-year increase of over 5%. We also repaid $35 million of bank debt during the fourth quarter, which allowed us to improve our leverage ratio of Net Debt to LTM Adjusted EBITDA to a level well below our original goal of exiting 2020 at 1.0x. Overall, I am extremely pleased with our ability to successfully manage both the challenges and the opportunities presented by the pandemic. Our balance sheet is stronger now than it was prior to COVID-19, and we are well positioned to benefit from future tailwinds in the residential housing industry.”  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Fourth Quarter and Fiscal 2020 Results Summary

The increase in net sales during the three months ended October 31, 2020 was largely due to increased demand for the Company’s products across all operating segments. Conversely, Quanex reported a decrease in net sales for the twelve months ended October 31, 2020, which was primarily attributable to the negative impact of the COVID-19 pandemic on the Company’s results during the second and third quarters of 2020. More specifically, in addition to softer demand in North America and continental Europe during the early stages of the pandemic, Quanex’s two manufacturing facilities in the UK were shut down in compliance with government orders in late March, and manufacturing operations at those plants did not restart until mid-to-late May. However, volume across all segments increased significantly in June, and net sales in July through October exceeded prior year on a consolidated basis.  (See Sales Analysis table for additional information)

The increases in earnings for the three months ended October 31, 2020 were mainly due to higher volumes, improved operating leverage and lower raw material costs. The increases in earnings for the twelve months ended October 31, 2020 were primarily driven by a decrease in selling, general and administrative expenses.

Balance Sheet & Liquidity Update

As of October 31, 2020, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.6x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $268.8 million as of October 31, 2020, consisting of $51.6 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board of Directors authorized a $60 million share repurchase program in September of 2018. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors. The program does not have an expiration date or a limit on the number of shares that may be repurchased. The Company repurchased 30,201 shares of common stock for approximately $0.5 million at an average price of $17.89 per share during the three months ended October 31, 2020, and 450,000 shares of common stock for approximately $7.2 million at an average price of $16.07 per share during the twelve months ended October 31, 2020. As of October 31, 2020, approximately $11.2 million remained under the existing share repurchase authorization.

Outlook

George Wilson, President and Chief Executive Officer, stated, “We continue to be optimistic about the economic recovery and our current outlook is positive, especially as regards our end markets. Based on conversations with our customers, the latest macro data, and our research into current market trends, we expect mid-to-high single-digit sales growth in our North American Fenestration segment, low single-digit sales growth in our North American Cabinet Components segment, and mid-single-digit sales growth in our European Fenestration segment. Overall, on a consolidated basis and assuming there is no adverse impact from the ongoing pandemic, we believe this will equate to net sales of approximately $900 million to $920 million, which we expect will generate between $108 million and $118 million in Adjusted EBITDA* in fiscal 2021. Our balance sheet is strong and we intend to concentrate on executing our plan with a continued focus on creating shareholder value.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, December 11, 2020, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 4046353, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through December 18, 2020. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 4046353.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components. For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures. The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019

Net sales	$255,405	$240,369	$851,573	893,841
Cost of sales	189,164	183,128	658,750	694,420
Selling, general and administrative	26,889	23,826	89,707	101,292
Restructuring charges	145	89	622	370
Depreciation and amortization	11,378	12,428	47,229	49,586
Asset impairment charges	-	44,622	-	74,600
Operating income (loss)	27,829	(23,724)	55,265	(26,427)
Interest expense	(935)	(2,029)	(5,245)	(9,643)
Other, net	164	(345)	280	116
Income (loss) before income taxes	27,058	(26,098)	50,300	(35,954)
Income tax expense	(4,906)	(4,850)	(11,804)	(10,776)
Net income (loss)	$22,152	$(30,948)	$38,496	$(46,730)

Earnings (loss) per common share, basic	$0.68	$(0.94)	$1.18	$(1.42)
Earnings (loss) per common share, diluted	$0.68	$(0.94)	$1.17	$(1.42)

Weighted average common shares outstanding:
Basic	32,608	32,893	32,689	32,960
Diluted	32,811	32,893	32,821	32,960

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$51,621	$30,868
Accounts receivable, net	88,287	82,946
Inventories, net	61,181	67,159
Prepaid and other current assets	6,217	9,353
Total current assets	207,306	190,326
Property, plant and equipment, net	184,104	193,600
Operating lease right-of-use assets	51,824	-
Goodwill	146,154	145,563
Intangible assets, net	93,068	107,297
Other assets	9,129	8,324
Total assets	$691,585	$645,110

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,335	$63,604
Accrued liabilities	38,289	39,221
Income taxes payable	6,465	6,183
Current maturities of long-term debt	692	746
Current operating lease liabilities	7,459	-
Total current liabilities	130,240	109,754
Long-term debt	116,728	156,414
Noncurrent operating lease liabilities	44,873	-
Deferred pension and postretirement benefits	10,923	13,322
Deferred income taxes	19,116	19,363
Liabilities for uncertain tax positions	522	556
Other liabilities	13,424	15,514
Total liabilities	335,826	314,923
Stockholders’ equity:
Common stock	373	374
Additional paid-in-capital	253,458	254,673
Retained earnings	213,517	185,703
Accumulated other comprehensive loss	(33,024)	(33,817)
Treasury stock at cost	(78,565)	(76,746)
Total stockholders’ equity	355,759	330,187
Total liabilities and stockholders' equity	$691,585	$645,110

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2020	2019
Operating activities:
Net income (loss)	$38,496	$(46,730)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	47,229	49,586
Stock-based compensation	879	2,045
Deferred income tax	(189)	3,260
Loss on the disposition of capital assets	-	732
Asset impairment charge	-	74,600
Other, net	1,689	2,176
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,766)	574
Decrease in inventory	6,119	3,797
Decrease (increase) in other current assets	2,896	(2,014)
Increase in accounts payable	15,922	8,124
Decrease in accrued liabilities	(3,156)	(6,760)
Increase in income taxes payable	237	3,416
(Decrease) increase in deferred pension and postretirement benefits	(2,775)	2,531
(Decrease) increase in other long-term liabilities	(236)	513
Other, net	(549)	522
Cash provided by operating activities	100,796	96,372
Investing activities:
Capital expenditures	(25,726)	(24,883)
Proceeds from disposition of capital assets	502	1,324
Cash used for investing activities	(25,224)	(23,559)
Financing activities:
Borrowings under credit facilities	114,500	83,500
Repayments of credit facility borrowings	(154,000)	(136,000)
Repayments of other long-term debt	(1,027)	(1,526)
Common stock dividends paid	(10,534)	(10,644)
Issuance of common stock	3,626	3,287
Payroll tax paid to settle shares forfeited upon vesting of stock	(454)	(330)
Purchase of treasury stock	(7,233)	(9,551)
Cash used for financing activities	(55,122)	(71,264)
Effect of exchange rate changes on cash and cash equivalents	303	316
Increase in cash and cash equivalents	20,753	1,865
Cash and cash equivalents at beginning of period	30,868	29,003
Cash and cash equivalents at end of period	$51,621	$30,868

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
Cash provided by operating activities	53,235	$66,336	$100,796	$96,372
Capital expenditures	(5,053)	(7,899)	(25,726)	(24,883)
Free Cash Flow	$48,182	$58,437	$75,070	$71,489

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2020			Three Months Ended October 31, 2019			Twelve Months Ended October 31, 2020			Twelve Months Ended October 31, 2019
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net (Loss) Income	Diluted EPS
Net income (loss) as reported	$22,152	$0.68		$(30,948)	$(0.94)		$38,496	$1.17		$(46,730)	$(1.42)
Reconciling items from below	(168)	(0.01)		44,963	1.36		2,218	0.07		78,155	2.37
Adjusted net income and adjusted EPS	$21,984	$0.67		$14,015	$0.42		$40,714	$1.24		$31,425	$0.95

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2020			Three Months Ended October 31, 2019			Twelve Months Ended October 31, 2020			Twelve Months Ended October 31, 2019
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$22,152			$(30,948)			$38,496			$(46,730)
Income tax expense	4,906			4,850			11,804			10,776
Other, net	(164)			345			(280)			(116)
Interest expense	935			2,029			5,245			9,643
Depreciation and amortization	11,378			12,428			47,229			49,586
EBITDA	39,207			(11,296)			102,494			23,159
Reconciling items from below	145			45,727			2,020			79,504
Adjusted EBITDA	$39,352			$34,431			$104,514			$102,663

Reconciling Items	Three Months Ended October 31, 2020			Three Months Ended October 31, 2019			Twelve Months Ended October 31, 2020			Twelve Months Ended October 31, 2019
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$255,405	$-		$240,369	$-		$851,573	$-		$893,841	$-
Cost of sales	189,164	-		183,128	-		658,750	-		694,420	-
Selling, general and administrative	26,889	-		23,826	(1,016)	(1)	89,707	(1,398)	(1)	101,292	(4,534)	(1)
Restructuring charges	145	(145)	(2)	89	(89)	(2)	622	(622)	(2)	370	(370)	(2)
Asset impairment charges	-	-		44,622	(44,622)		-	-		74,600	(74,600)	(3)
EBITDA	39,207	145		(11,296)	45,727		102,494	2,020		23,159	79,504
Depreciation and amortization	11,378	-		12,428	(192)		47,229	(968)	(4)	49,586	(192)
Operating income (loss)	27,829	145		(23,724)	45,919		55,265	2,988		(26,427)	79,696
Interest expense	(935)	-		(2,029)	-		(5,245)	-		(9,643)	-
Other, net	164	(333)	(5)	(345)	451	(5)	280	57	(5)	116	384	(5)
Income (loss) before income taxes	27,058	(188)		(26,098)	46,370		50,300	3,045		(35,954)	80,080
Income tax expense	(4,906)	20	(6)	(4,850)	(1,407)	(6)	(11,804)	(827)	(6)	(10,776)	(1,925)	(6)
Net income (loss)	$22,152	$(168)		$(30,948)	$44,963		$38,496	$2,218		$(46,730)	$78,155

Diluted earnings (loss) per share	$0.68			$(0.94)			$1.17			$(1.42)

(1) Transaction and advisory fees, $1.4 million related to executive severance charges in the twelve months ended 2020, $0.8 million related to the loss on the sale of a plant in the three and twelve months ended 2019, and $2.3 million of severance charges related to a reorganization and executive severance in the twelve months ended 2019.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.
(3) Asset impairment charges relate to goodwill impairment in the North American Cabinet Components segment.
(4) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(5) Foreign currency transaction losses (gains).
(6) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2020
Net sales	$141,983	$56,823	$57,465	$(866)	$255,405
Cost of sales	105,323	36,725	47,546	(430)	189,164
Gross Margin	36,660	20,098	9,919	(436)	66,241
Gross Margin %	25.8%	35.4%	17.3%		25.9%
Selling, general and administrative	12,883	6,739	5,270	1,997	26,889
Restructuring charges	67	-	78	-	145
Depreciation and amortization	5,243	2,423	3,593	119	11,378
Operating income (loss)	18,467	10,936	978	(2,552)	27,829
Depreciation and amortization	5,243	2,423	3,593	119	11,378
EBITDA	23,710	13,359	4,571	(2,433)	39,207
Restructuring charges	67	-	78	-	145
Adjusted EBITDA	$23,777	$13,359	$4,649	$(2,433)	$39,352
Adjusted EBITDA Margin %	16.7%	23.5%	8.1%		15.4%

Three months ended October 31, 2019
Net sales	$143,183	$43,794	$54,266	$(874)	$240,369
Cost of sales	107,316	29,997	46,319	(504)	183,128
Gross Margin	35,867	13,797	7,947	(370)	57,241
Gross Margin %	25.0%	31.5%	14.6%		23.8%
Selling, general and administrative	13,215	5,532	4,925	154	23,826
Restructuring charges	89	-	-	-	89
Depreciation and amortization	6,846	2,176	3,276	130	12,428
Asset impairment charges	-	-	44,622	-	44,622
Operating income (loss)	15,717	6,089	(44,876)	(654)	(23,724)
Depreciation and amortization	6,846	2,176	3,276	130	12,428
EBITDA	22,563	8,265	(41,600)	(524)	(11,296)
Asset impairment charges	-	-	44,622	-	44,622
LIFO inventory reserve adjustment	-	-	-	250	250
Transaction and advisory fees	-	-	-	766	766
Restructuring charges	89	-	-	-	89
Adjusted EBITDA	$22,652	$8,265	$3,022	$492	$34,431
Adjusted EBITDA Margin %	15.8%	18.9%	5.6%		14.3%

Twelve months ended October 31, 2020
Net sales	$483,415	$161,054	$210,099	$(2,995)	$851,573
Cost of sales	371,811	108,781	179,804	(1,646)	658,750
Gross Margin	111,604	52,273	30,295	(1,349)	192,823
Gross Margin %	23.1%	32.5%	14.4%		22.6%
Selling, general and administrative	47,845	22,729	18,738	395	89,707
Restructuring charges	295	-	327	-	622
Depreciation and amortization	23,555	9,468	13,732	474	47,229
Operating income (loss)	39,909	20,076	(2,502)	(2,218)	55,265
Depreciation and amortization	23,555	9,468	13,732	474	47,229
EBITDA	63,464	29,544	11,230	(1,744)	102,494
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	295	-	327	-	622
Adjusted EBITDA	$63,759	$29,544	$11,557	$(346)	$104,514
Adjusted EBITDA Margin %	13.2%	18.3%	5.5%		12.3%

Twelve months ended October 31, 2019
Net sales	$503,837	$164,997	$229,644	$(4,637)	$893,841
Cost of sales	386,194	114,136	197,263	(3,173)	694,420
Gross Margin	117,643	50,861	32,381	(1,464)	199,421
Gross Margin %	23.3%	30.8%	14.1%		22.3%
Selling, general and administrative	50,454	22,976	18,839	9,023	101,292
Restructuring charges	370	-	-	-	370
Depreciation and amortization	27,054	8,845	13,178	509	49,586
Asset impairment charges	-	-	74,600	-	74,600
Operating income (loss)	39,765	19,040	(74,236)	(10,996)	(26,427)
Depreciation and amortization	27,054	8,845	13,178	509	49,586
EBITDA	66,819	27,885	(61,058)	(10,487)	23,159
Asset impairment charges	-	-	74,600	-	74,600
Transaction and advisory fees	-	-	-	1,467	1,467
Reorganization and executive severance	-	-	-	2,301	2,301
Loss on sale of plant	-	-	-	766	766
Restructuring charges	370	-	-	-	370
Adjusted EBITDA	$67,189	$27,885	$13,542	$(5,953)	$102,663
Adjusted EBITDA Margin %	13.3%	16.9%	5.9%		11.5%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019

NA Fenestration:
United States - fenestration	$125,522	$127,027	$427,616	$439,536
International - fenestration	9,301	7,631	28,585	31,106
United States - non-fenestration	5,500	4,771	19,279	17,061
International - non-fenestration	1,660	3,754	7,935	16,134
	$141,983	$143,183	$483,415	$503,837
EU Fenestration (1):
International - fenestration	$46,699	37,599	$134,432	139,638
International - non-fenestration	10,124	6,195	26,622	25,359
	$56,823	$43,794	$161,054	$164,997
NA Cabinet Components:
United States - fenestration	$3,381	$3,235	$11,842	$13,144
United States - non-fenestration	53,641	50,516	196,479	214,211
International - non-fenestration	443	515	1,778	2,289
	$57,465	$54,266	$210,099	$229,644
Unallocated Corporate & Other:
Eliminations	$(866)	$(874)	$(2,995)	$(4,637)
	$(866)	$(874)	$(2,995)	$(4,637)

Net Sales	$255,405	$240,369	$851,573	$893,841

(1) Reflects $2.2 million and $0.6 million gains in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2020, respectively.